CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports pertaining to Columbus Life Insurance Company (statutory-basis) and Columbus Life Insurance Company Separate Account 1 dated March 31, 2005, in Pre-Effective Amendment No. 2 (Form N-6 No. 333-121135) and Post-Effective Amendment No. 15 (Form N-6 No. 811-09337) to the Registration Statement and related Statement of Additional Information of Columbus Life Insurance Company Separate Account 1.


/s/Ernst & Young LLP

Cincinnati, Ohio
April 18, 2005